Exhibit 99.1

PRESS RELEASE

Media Contact	Investor Relations
Tucker McNeil tel: +1 804.444.6397 mediainquiries@mwv.com	Jason Thompson tel: +1 804.444.2556

MWV to Separate Specialty Chemicals Business

•	Spinoff will enhance value for shareholders by creating two strong, market-leading companies

•	Continues strong record of returning value to shareholders – $4 billion over last decade

•	Conference call to discuss announcement today at 9:00 a.m. EST

RICHMOND, Va., JANUARY 8, 2015—MeadWestvaco Corporation (NYSE: MWV), a global leader in packaging and packaging solutions, announced today that its board of directors has approved a plan to fully separate its Specialty Chemicals business from the rest of the company. The separation is expected to be executed by means of a tax-free spinoff of the Specialty Chemicals business to MWV shareholders, resulting in two independent, publicly traded companies. The spinoff is expected to be completed by the end of 2015. MWV remains open to other value-creating alternatives for the Specialty Chemicals business throughout this process.

“Following a thorough strategic review process, MWV’s board and leadership team determined that a tax-free spinoff of Specialty Chemicals presents the best opportunity to create the greatest value for our shareholders,” said John A. Luke Jr., chairman and chief executive officer, MWV. “The separation of Specialty Chemicals will establish two strong companies that are better positioned to compete and profitably grow in their targeted markets. This action continues our strong record of returning value to our shareholders, which has exceeded $4 billion over the last 10 years.”

Mr. Luke continued: “This is an opportunity we have created by executing on a deliberate strategy of building MWV’s businesses into packaging and specialty chemicals leaders globally. We are in a strong position to take this next step to maximize value for our shareholders. Our strong commercial progress and improved execution have put our packaging business on a sustainable path toward market-leading margins and growing cash returns. The separation of our Specialty Chemicals business, along with the organizational redesign work we are undertaking, reflects the strong commitment of our management team and board of directors to creating value for our shareholders and establishing a business model that will significantly improve the profitability and cash flow profile of our packaging business.”

MWV expects to receive cash from the spinoff that will be used primarily to pay down debt to maintain MWV’s investment grade credit rating. MWV expects to continue to pay a strong dividend, with the final rate to be determined post-separation. The company also will continue to look for opportunities to return capital to shareholders.

MWV Packaging

Following the separation, MWV will be in an excellent position to accelerate its strategy as a global leader in packaging and packaging solutions, optimally positioned to create long-term value through its market-focused strategy. Through this strategy, the company has improved its growth and profitability profile by enhancing its product mix and focusing on the most attractive opportunities in growing global packaging markets while reducing structural costs.

In conjunction with the separation of the Specialty Chemicals business, MWV is undertaking a comprehensive organization redesign to accelerate its market-focused packaging strategy and achieve market-leading margins. The actions will ensure the company has the capabilities to execute on its profitable growth strategy with an appropriately sized support structure and business model that will provide attractive total returns to shareholders.

MWV Specialty Chemicals

The Specialty Chemicals business will be well positioned to accelerate profitable growth in its megatrend aligned markets of energy, infrastructure and transportation. The business is a leading provider of performance chemicals used in printing inks, asphalt paving and adhesives, as well as in the agricultural, paper and petroleum industries. The business also produces activated carbon products used in gas vapor emission control systems for automobiles and trucks, as well as applications for air, water and food purification.

The Specialty Chemicals business will have greater ability to grow and expand its leadership positions in attractive global markets. The business is expected to extend its ‘best-in-class’ financial performance record with the appropriate capital structure to allow the new company to accelerate the pursuit of attractive profitable growth opportunities. As a stand-alone chemicals company with a strong margin profile, Specialty Chemicals will continue to be a leader among its peers.

Conditions

The spinoff of the Specialty Chemicals business is subject to a legal opinion on the tax-free nature of the transaction.

Advisers

Bank of America Merrill Lynch and Goldman, Sachs & Co. are serving as financial advisers to MeadWestvaco, and Wachtell, Lipton, Rosen & Katz is serving as legal adviser.

Conference Call

Investors may participate in the live conference call today at 9:00 a.m. EST by dialing 1 (800) 230-1074 (toll-free domestic) or 1 (612) 234-9959 (international); passcode: MWV Conference Call. Please call to register at least 10 minutes before the conference call begins. The live conference call and presentation slides may be accessed on MWV’s website at www.mwv.com. After connecting to the home page, go to the Investors page and look for the link to the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the call will be available for one month via the telephone starting at 12 p.m. EST on Thursday, January 8, 2015, and can be accessed at 1 (800) 475-6701 (toll-free domestic) or 1 (320) 365-3844 (international); access code: 349963.

About MWV

MeadWestvaco Corporation (NYSE: MWV) is a global packaging company providing innovative solutions to the world’s most admired brands in the healthcare, beauty and personal care, food, beverage, home and garden, tobacco, and agricultural industries. The company also produces specialty chemicals for the automotive, energy, and infrastructure industries and maximizes the value of its development land holdings. MWV’s network of 125 facilities and more than 15,000 employees spans North America, South America, Europe and Asia. Learn more at mwv.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company’s ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions; competitive pricing for the company’s products; impact from unpredictable costs of energy and raw materials, including wood fiber and other input costs; fluctuations in demand and changes in production capacities; relative growth or decline in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment, climate change, tax policies and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to maximize the value of its development land holdings; adverse results in current or future litigation; currency movements; volatility or deterioration of the capital markets; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

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